                        COEUR D'ALENE MINES CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF REGISTERED DEBENTURES

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer if certificates evidencing 6% Convertible Subordinated Debentures due 2002 of Coeur d'Alene Mines Corporation, an Idaho corporation, are not immediately available, or if the procedure for book-entry transfer described in the Offer to Purchase dated May 9, 2000 and the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the offer, cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer (as defined in the Offer to Purchase) or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility (as defined in the Offer to Purchase), and any other required documents, to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

     This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the offer is:

                              THE BANK OF NEW YORK

        By Hand or Overnight Courier:                 By Registered or Certified Mail:
             The Bank of New York                           The Bank of New York
              101 Barclay Street                             101 Barclay Street
           New York, New York 10286                       New York, New York 10286
   Attention: Securities Processing Windows             Attention: Tolutope Adeyoju
           Reorganization, Floor 7E                       Reorganization, Floor 7E

                           By Facsimile Transmission:
                                 (212) 815-6339

                             Confirm by Telephone:
                                 (212) 815-3738

             For Information with respect to the Tender Offer call:
                                Tolutope Adeyoju
                               at (212) 815-3738

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO COEUR WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned tenders to Coeur at the price per $1,000 principal amount of Debentures indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Debentures specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

          Principal amount of Debentures to be tendered: $          .

     The undersigned is tendering Debentures either (check one box):

     [ ] at the purchase price determined by Coeur in accordance with the terms of the offer (persons checking this box should not indicate the price per share below); or

     [ ] at the price per $1,000 principal amount indicated below in the section captioned "Price (In Dollars) per $1,000 Principal Amount at Which Debentures Are Being Tendered."

     Check only one box. If more than one box is checked or if no box is checked, the Debentures will not be properly tendered.

        A. DEBENTURES TENDERED AT PRICE DETERMINED BY DEBENTURE HOLDER (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

     By checking one of the following boxes below instead of the box under "Debentures Tendered at a Price Determined Pursuant to the Offer," the undersigned hereby tenders Debentures at a price checked. This action could result in none of the Debentures being purchased if the purchase price determined by Coeur for the Debentures is less than the price checked below. A Debenture holder who desires to tender Debentures at more than one price must complete a separate Letter of Transmittal for each price at which Debentures are tendered. The same Debentures cannot be tendered at more than one price.

               PRICE (IN DOLLARS) PER $1,000 PRINCIPAL AMOUNT OF
               DEBENTURES AT WHICH DEBENTURES ARE BEING TENDERED

               [ ] $640             [ ] $670         [ ] $700
               [ ] $645             [ ] $675         [ ] $705
               [ ] $650             [ ] $680         [ ] $710
               [ ] $655             [ ] $685         [ ] $715
               [ ] $660             [ ] $690         [ ] $720
               [ ] $665             [ ] $695












                                       OR

       B.  DEBENTURES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
                              (SEE INSTRUCTION 5)

     [ ] The undersigned wants to maximize the chance of having Coeur purchase all of the Debentures the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes above, the undersigned hereby tenders Debentures and is willing to accept the purchase price determined by Coeur in accordance with the terms of the offer. This action could result in receiving a price per share of as low as $640.

Signature(s):
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Name(s) of Record Holder(s):
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                              PLEASE TYPE OR PRINT

Certificate Nos.:
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Address:
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Zip Code
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Daytime Area Code and Telephone Number:
                                       ----------------------------------------
Dated:                                                                  , 2000
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If Debentures will be delivered by book-entry transfer, provide the following information:

Account Number:
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

                                   GUARANTEE
                  (NOT TO BE USED FOR A SIGNATURE GUARANTEE.)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the Debentures tendered, in proper form for transfer, or a confirmation that the Debentures tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at the Book-Entry Transfer Facility, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility, and any other required documents, all within three business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Debentures to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the Eligible Institution.

   Name of Firm:
                --------------------------------------------------------------
   Address:
           -------------------------------------------------------------------
   Zip Code:
            ------------------------------------------------------------------
   Area Code and Telephone No.:
                               -----------------------------------------------
   Authorized Signature
                      --------------------------------------------------------
  Name:
        ----------------------------------------------------------------------
   Please Print:
                 -------------------------------------------------------------
   Title:
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   Date:                                                               , 2000
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   NOTE: DO NOT SEND DEBENTURE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR
         DEBENTURES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.